Exhibit 10.1

DATED 05 August 2024

LOAN AGREEMENT

Between

(1) ClimateRock ‘The Borrower’

and

(2) Eternal BV ‘The Lender’

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THIS AGREEMENT is dated and made on the 5th day of August 2024.

BETWEEN:

(1)	ClimateRock (the “Borrower”), 25 Bedford Square, London, WC1B 3HH, The United Kingdon and

(2)	Eternal BV (the “Lender”), Mariëndaal 8, 6861 WN Oosterbeek, The Netherlands.

NOW IT IS HEREBY AGREED as follows:

BACKGROUND

The Lender has provided the Borrower with loans and has agreed to provide the Borrower with an additional loan facility of a total of USD 1, 500,000 on an unsecured basis (the “Loans”).

1.	Definitions and Interpretation

1.1	In this agreement:-

“Advance”	means an advance made or to be made by the Lender to the Borrower under this Agreement;

“Business Day”	a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business;

“Commencement Date”	means the date of this Agreement;

“Drawdown Date”	means the date on which an Advance is or was made;

“Event of Default”	means any event or circumstance as specified in clause 12;

“Final Repayment Date”	means 31 March 2025 or, if earlier, the date of the consummation of the initial business combination of the Company;

“Finance Documents”	means this agreement, the Security Documents and any other document designated as such by the Lender and the Borrower;

“Interest Payment Date”	means 31 December 2024, and the Final Repayment Date;

“Potential Event of Default”	means any event or circumstances which would, on the giving of notice, expiry of any grace period or making of any determination under this Agreement, become an Event of Default;

“Repayment Date”	means each of the dates specified in clause 6;

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“Security”	means any mortgage, debenture, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security, title retention or any other type of arrangement having a similar effect to any of them;

“Tax Deduction”	means a deduction or withholding for, or on account of, Tax from a payment under the Finance Documents;

“Unpaid Amount”	means any sum or amount which is not paid on the due date for its payment under this Agreement;

“Warranties”	means the representations and Warranties set out at clause 10.

1.2	Any reference in this agreement to a statute or a provision of a statute shall be construed as a reference to that statute or provision as amended, re-enacted or extended at the relevant time.

1.3	The headings in this agreement are for convenience only and shall not affect their interpretation.

2.	The Facility

Subject to and in accordance with this agreement the Lender and the Borrower agree and ratify that on the date of this Agreement Loans with a total amount of USD 1,406,761.23 were provided by Lender to Borrower and Lender agrees to lend to the Borrower additional amounts totaling up to USD 1,500,000 available to withdraw in the period from 5 August 2024 to 31 March 2025 (the “Loan Date”).

3.	Purpose

3.1	The Borrower shall use all sums borrowed by it under this agreement to support anticipated offering costs and expenses.

3.2	The Lender is not obliged to monitor or verify how any amount under this agreement is used.

4.	Drawdown

Subject to clause 5 below:

4.1	The Loan, to extent not yet drawn on the date of this Agreement, is available for drawing by the Borrower in unlimited number of instalments in the period form 3 August 2024 to 31 March 2025.

4.2	The Lender shall pay to the Borrower in immediately available cleared funds during the Drawdown Period, to or for the account of the Borrower as per request of the Borrower.

4.3	Delivery of a drawdown notice shall constitute a representation and warranty by the Borrower that on the date of drawdown notice, the Warranties are correct and that no Event of Default or Potential Event of Default is continuing or would result from the proposed Loan.

4.4	A drawdown notice cannot be revoked without the written consent of the Lender.

4.5	Any payment which is due to be made on a day which is not a Business Day shall be made on the next Business Day.

5.	Interest

5.1	The Loan shall bear interest at an annual rate of 0 percent.

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6.	Repayments

6.1	The Borrower shall repay the Loan in full by way of a single or multiple repayments before or on the Final Repayment Date.

In the event that Borrower does not repay the Loan within 10 days of the consummation of the initial business combination of the Company the Borrower will pay an interest of 5 percent per month to the Lender until the date of repayment of the Loan.

7.	Re-borrowing

The Borrower may not re-borrow any part of the Loan which has been repaid.

8.	Payments

All payments made by the Borrower to the Lender under this agreement shall be made in full and paid on the due date for that payment in US dollars and in immediately cleared funds to the account of the Lender IBAN: NL72 INGB 0006 7128 70 Or any other account as the Lender may notify the Borrower.

9.	Value Added Tax

All consideration expressed to be payable under a Finance Document by the Borrower to the Lender shall be deemed to be exclusive of any VAT.

10.	Representations and Warranties

The Borrower represents and warrants as follows:

10.1	The Borrower has the power to use its assets and carry on its business as it is being conducted, and to execute, deliver and perform its obligations under the Finance Documents and the transactions contemplated by them.

10.2	The Borrower has taken all necessary action and obtained all required or desirable consents to enable it to execute, deliver and perform its obligations under this agreement and to make this agreement admissible in evidence in its jurisdiction of incorporation. Any such authorisations are in full force and effect.

10.3	The information, in written or electronic format, supplied by the Borrower to the Lender in connection with the Facility and this agreement was, at the time it was supplied, to the best of the Borrower’s knowledge:

10.3.1	complete, true and accurate in all material respects at the time it was supplied; and

10.3.2	not misleading in any material respect, nor rendered misleading by a failure to disclose other information,

except to the extent that it was amended, superseded or updated by more recent information supplied by the Borrower to the Lender.

10.4	Each set of financial statements delivered to the Lender by the Borrower were prepared in accordance with consistently applied accounting principles, standards and practices generally accepted in its jurisdiction of incorporation, and present the Borrower’s financial condition and operations during the relevant accounting period fairly and accurately.

10.5	No litigation, arbitration or administrative proceedings are taking place, pending or, to the Borrower’s knowledge, threatened against it or any of its assets.

10.6	No Event of Default has occurred, is continuing or will occur when an Advance is made.

10.7	There has been no material adverse change in the business or financial condition of the Borrower since the date of this agreement.

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11.	Covenants

The Borrower covenants with the Lender as follows:

11.1	The Borrower shall not sell, lease, transfer or otherwise dispose of any of its assets other than:

11.1.1	trading stock in the ordinary course of business;

11.1.2	assets whose market value is worth less than USD100,000.

11.2	The Borrower shall notify the Lender of any Potential Event of Default or Event of Default (and the steps being taken, if any, to remedy it) promptly on becoming aware of its occurrence.

11.3	The Borrower shall supply to the Lender its financial statements for the financial year.

11.4	The Borrower shall supply to the Lender:

11.4.1	details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Lender as soon as it becomes aware of them.

11.4.2	any further information about the financial condition, business and operations of the Borrower that the Lender may reasonably request.

12.	Events of Default

The Loan plus accrued interest shall (subject to the service of notice from the Lender to the Borrower) become immediately due and payable by the Borrower, in so far as remaining unpaid, if an Event of Default occurs.

Each of the events or circumstances set out below is an Event of Default.

12.1	The Borrower fails to pay any sum payable by it under the Finance Documents when due, unless its failure to pay is caused solely by an administrative error or technical problem and payment is made within 30 Business Days of its due date.

12.2	The Borrower fails (other than a failure to pay) to comply with any provision of the Finance Documents and (if the Lender considers, acting reasonably, that the default is capable of remedy) such default is not remedied within 30 days of:-

12.2.1	the Borrower becoming aware of the default; or

12.2.2	the Lender notifying the Borrower of the default and the remedy required,

Whichever is the earliest.

12.3	Any representation, warranty or statement made, repeated or deemed made by the Borrower in, or pursuant to, the Finance Documents is (or proves to have been) incomplete, untrue, incorrect or misleading when made, repeated or deemed made.

12.4	Any indebtedness of the Borrower is not paid when due; or

12.4.1	any indebtedness becomes due, or capable of being declared due, prior to its stated maturity by reason of default; or

12.4.2	any expropriation, attachment, sequestration, distress, execution or enforcement of Security affects any of the Borrower’s assets.

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12.5	An event or circumstance referred to in Clause 12.4 shall not constitute an Event of Default if the aggregate amount of the indebtedness is less than USD 1,000.

12.6	Any action, proceedings, procedure or step is taken in relation to:

12.6.1	the suspension of payments, winding up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower; or

12.6.2	the appointment of a liquidator, receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets.

12.7	Any Security on or over the assets of the Borrower becomes enforceable and is not discharged within 30 days of enforcement commencing.

12.8	Where any event occurs (or circumstances exist) which, in the reasonable opinion of the Lender, is likely to materially and adversely affect the ability of the Borrower to perform all or any of its obligations under, or otherwise comply with, the terms of the Finance Documents or any of them.

13.	Assignment and Transfer

13.1	The Lender may assign any of its rights, or transfer any of its rights or obligations by novation.

13.2	The Borrower may not assign any of its rights or obligations under the Finance Documents.

14.	Set-Off

14.1	The Lender may set off any amounts owing under this agreement against any sums owing the Lender to the Borrower.

14.2	The Lender shall not be obliged to exercise any rights given to it under this clause.

15.	Remedies, Waivers, Amendments and Consents

15.1	Any amendment to this agreement shall be in writing and signed by or on behalf of each party.

15.2	Any waiver of any right or consent given under this agreement is only effective if it is in writing and signed by the waiving and consenting party, and applies only in the circumstances for which it is given.

15.3	No delay or failure to exercise any right under this agreement shall operate as a waiver of that right.

15.4	No single or partial exercise of any right under this agreement shall prevent any further exercise of the same or any other right under this agreement.

15.5	Rights and remedies under this agreement are cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

16.	Severance

If any provision of this agreement is held by any competent authority to be invalid or unenforceable in whole or in part, the validity of the other provisions of this document and the remainder of the provision in question shall not be affected thereby.

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17.	Third Party Rights

A person who is not a party to this agreement shall have no rights under this agreement pursuant to the Contracts (Rights of Third Parties) Act 1999.

18.	Communications

18.1	All communications between the parties about the loan shall be in writing and delivered by hand or sent by pre-paid first class post or sent by fax or e-mail:

18.1.1	(in the case of communications to the Lender) to its registered office or such changed address as shall be notified to the Borrower by the Lender; or

18.1.2	(in the case of the communications to the Borrower) to the registered office of the addressee (if it is a company) or (in any other case) to any address of the Borrower set out in any document which forms part of the contract or such other address as shall be notified to the Lender by the Borrower.

18.2	Communications shall be deemed to have been received:

18.2.1	if sent by pre-paid first class post, two Business Days after posting (exclusive of the day of posting); or

18.2.2	if delivered by hand, on the day of delivery; or

18.2.3	if sent by fax or e-mail on a Business Day prior to 4.00 pm, at the time of transmission and otherwise on the next Business Day.

18.3	Communications addressed to the Lender shall be marked for the attention of Charles Ratelband.

19.	Waiver against trust account

The Lender hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this agreement, neither the Lender nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the trust account of Borrower (as described in detail in the IPO prospectus of Borrower) or distributions therefrom, or make any claim against the trust account (including any distributions therefrom), regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability.

20.	Governing Law and Jurisdiction

This Deed shall be governed by, construed and enforced in accordance with the law of England and Wales to the jurisdiction of which the parties hereto submit.

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IN WITNESS OF WHICH the parties have signed this agreement the day and year first above written.

/s/ Per Regnarsson	/s/ Charles Ratelband
Signed by Per Regnarsson Re for and on behalf of the Borrower ClimateRock	Signed by Charles Ratelband for and on behalf of the Lender Eternal BV

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